Exhibit 10.25


                      INTERNATIONAL BANKNOTE COMPANY, INC.
                      Post-Retirement Welfare Benefit Trust

          TRUST AGREEMENT made and entered into as of December 29, 1989 by and between International Banknote Company, Inc., a New York Corporation (hereinafter referred to as the "Company") and Mr. Edward Weitzen and Mr. Eugene Jonas (hereinafter referred to singly as the "Trustee" and jointly as the "Trustees").

          WHEREAS, the Company has by corporate resolutions dated January 26, 1986 ("Corporate Resolutions") provided that the following employees of the Company shall receive post-retirement medical benefits funded by a certain trust
(i) employees who retired under the terms of the International Banknote Company, Inc. Employee Pension Plan (the "Pension Plan") after January 26, 1986 but on or before August 9, 1989, (ii) employees who satisfied the eligibility requirements for retirement under the Pension Plan after January 26, 1986 but on or before August 9, 1989 but had not yet retired as of August 9, 1989, and (iii) employees who will satisfy the eligibility requirements for retirement under the Pension Plan (as provided for by the Pension Plan on August 9, 1989) on or before August 9, 1994 (each of whom is hereinafter referred to as a "Participant"); and

          WHEREAS, the Company has entered into employment agreements with Mr. Eugene Jonas and Mr. Edward Weitzen dated as of November 18, 1981 and amended November 1, 1987 (collectively, the "Agreements") (each of whom is also referred to as a Participant"); and

          WHEREAS, the Corporate Resolutions and Agreements contemplate, among other things, that the Company will provide post-retirement medical benefits (collectively referred to as "Benefits") to Participants and their dependents within the meaning of Section 152 of the Internal Revenue Code of 1986, as amended ("Dependents") and that the Company will pay the entire cost of all such Benefits from its general assets; and

          WHEREAS, the Company wishes to assure that the Benefits will be provided or paid, as the case may be; and

          WHEREAS, the Company wishes to establish a trust known as the International Banknote Company, Inc. Post Retirement Welfare Benefit Trust (the "Trust"), which shall be irrevocable, to aid it in meeting its obligations to provide Benefits under the Corporate Resolutions and Agreements; and

          WHEREAS, the Company intends to make contributions to the Trust to aid it in meeting its obligations under the Corporate Resolutions and Agreements, initially in the amount of $100 and subsequently at such time or times and in such amount or amounts as it may determine and in such form as it shall determine; and

          WHEREAS, both the Corporate Resolutions and resolutions of the Company dated June 14, 1989 provide that upon the termination of the Pension Plan, any assets remaining after the Pension Plan has satisfied its liabilities for retirement benefits to its participants or other beneficiaries under the Pension Plan shall be transferred to the Trust; and

          WHEREAS, the Company intends that such contributions shall be held by the Trustee and invested, reinvested and distributed, all in accordance with the provisions of this Trust Agreement; and

          WHEREAS, the Trust is intended to be a "grantor trust" with the corpus and income of the Trust treated as assets and income of the Company pursuant to sections 671 through 679 of the Internal Revenue Code of 1986, as amended; and

          WHEREAS, the Company intends that the assets of the Trust shall be subject to the claims of the general creditors of the Company as provided in
Section 15 of this Trust Agreement, and intends that the existence of the Trust shall not alter the characterization of the Corporate Resolutions and Agreements as "unfunded".

          NOW, THEREFORE, in consideration of the mutual covenants herein contained, the Company and the Trustee declare and agree as follows:


SECTION 1. ESTABLISHMENT OF THE TRUST.

          1.1 The Company hereby establishes the Trust with the Trustee, consisting of such sums of money and other property acceptable to the Trustee as from time to time shall be paid or delivered by the Company to the Trustee to aid the Company in meeting its obligations under the Corporate Resolutions and Agreements. The Company has specified the Agreements and Corporate Resolutions under which the Trust is intended to provide Benefits. Such Agreements and Corporate Resolutions are set forth on Exhibit A hereto. All such money and other property, all investments and reinvestments made therewith or proceeds thereof and all earnings and profits thereon, less all payments and charges as authorized herein, shall Constitute the "Trust Fund". The Trust Fund shall be held by the Trustee in trust and shall be dealt with in accordance with the provisions of this Trust Agreement.

          1.2 The Trust shall be irrevocable, and shall be held for the exclusive purpose of providing Benefits to Participants and their Dependents and defraying expenses of the Trust in accordance with the provisions of this Trust Agreement. Except as provided in Sections 5.5, 8.3 and 11, no part of the income or corpus of the Trust Fund shall be recoverable by the Company.

          1.3 Anything in this Trust Agreement to the contrary notwithstanding, the Trust Fund shall be subject to the claims of the general creditors of the Company as provided in Section 15 of this Trust Agreement.


SECTION 2.  ACCEPTANCE BY THE TRUSTEE.

          2.1 The Trustee accepts the Trust established under this Trust Agreement on the terms and subject to the provisions set forth herein, and it agrees to discharge and perform fully and faithfully all of the duties and obligations imposed upon it under this Trust Agreement.


SECTION 3. POWERS AND DUTIES OF THE TRUSTEE.

          3.1 The Trustee shall invest and reinvest the principal and income of the Trust Fund and keep the Trust Fund invested, without distinction between principal and income, in accordance with the investment guidelines attached as Exhibit B hereto, which guidelines may only be amended or revoked by the Trustees, or if Mr. Edward Weitzen and Mr. Eugene Jonas are not the Trustees, the Participants.

          3.2 Subject to the investment guidelines provided pursuant to Section 3.1, the Trustee shall have the following additional powers and authority with respect to all property constituting a part of the Trust Fund:

               (a) To purchase securities or any other kind of property and to retain such securities or other property, regardless of diversification and without being limited to investments authorized by law for the investment of trust funds, including, but not limited to the investment of trust funds in any pooled or commingled trust fund operated and maintained by Trustee.

               (b) To sell, exchange or transfer any such property at public or private sale for cash or on credit and grant options for the purchase or exchange thereof.

               (c) To participate in any plan of reorganization, consolidation, merger, combination, liquidation or other similar plan relating to any such property, and to consent to or oppose any such plan or any action thereunder, or any contract, lease, mortgage, purchase, sale or other action by any corporation or other entity any of the securities of which may at any time be held in the Trust Fund, and to do any act with reference thereto.

               (d) To deposit any such property with any protective, reorganization or similar committee; to delegate discretionary power to any such committee; and to pay part of the expenses and compensation of any such committee and any assessments levied with respect to any property so deposited.

               (e) To exercise any conversion privilege or subscription right available in connection with any such property, and to do any act with reference thereto, including the exercise of options, the making of agreements or subscriptions and the payment of expenses, assessments or subscriptions, which may be deemed necessary or advisable in connection therewith, and to hold and retain any securities or other property which it may so acquire.

               (f) To commence or defend suits or legal proceedings and to represent the Trust in all suits or legal proceedings; to settle, compromise or submit to arbitration, any claims, debts or damages, due or owing to or from the Trust.

               (g) To exercise, personally or by general or limited power of attorney, any right, including the right to vote, appurtenant to any securities or other such property.

               (h) To borrow money from any lender in such amounts and upon such terms and conditions as shall be deemed advisable or proper to carry out the purposes of the Trust and to pledge any securities or other property for the repayment of any such loan.

               (i) To hold all or part of the Trust Fund uninvested.

               (j) To form corporations or partnerships and to create trusts to hold title to any such property, upon such terms and conditions as may be deemed advisable.

               (k) To acquire, renew or extend or participate in the renewal or extension of any mortgage, and to agree to a reduction in the rate of interest on any indebtedness or mortgage or to any other modification or change in the terms of any indebtedness or mortgage or of any guarantee pertaining thereto, in any manner and to any extent that may be deemed advisable for the protection of the Trust or the preservation of any covenant or condition of any indebtedness or mortgage or in the performance of any guarantee, or to enforce any default in such manner and to such extent as may be deemed advisable; and to exercise and enforce any and all rights of foreclosure, to bid on any property on foreclosure, to take a deed in lieu of foreclosure with or without paying a consideration therefore and in connection therewith to release the obligation on the bond secured by such mortgage, and to exercise and enforce in any action, suit or proceeding at law or in equity any rights or remedies in respect of any such indebtedness or mortgage or guarantee.

               (l) To engage any legal counsel, or any other suitable agents, to consult with such counsel or agents with respect to the construction of this Trust Agreement, the duties of the Trustee hereunder, the transactions contemplated by this Trust Agreement or any act which the Trustee proposes to take or omit, to rely upon the advice of such counsel or agents, and to pay its reasonable fees, expenses and compensation.

               (m) To register or hold any securities or other property held by it in its own name or in the name of any custodian of such property or of its nominee, including the nominee of any system for the central handling of securities, with or without the addition of words indicating that such securities are held in a fiduciary capacity, to deposit or arrange for the deposit of any such securities with such a system and to hold any securities in bearer form.

               (n) To make, execute and deliver, as Trustee, any and all deeds, leases, notes, bonds, guarantees, mortgages, conveyances, contracts, waivers, releases or other instruments in writing necessary or proper for the accomplishment of any of the foregoing powers.

               (o) To do other acts that the Trustee may deem necessary or proper to carry out any of the powers set forth in this Agreement or otherwise in the best interest of the Trust Fund.


SECTION 4.  CONTRIBUTIONS.

          4.1 Promptly after the execution and delivery of this Trust Agreement, the Company shall deliver to the Trustee the sum of $100. Thereafter the Company shall deliver to the Trustee such amounts as it shall from time to time determine, in such form as it shall determine; provided that the contributions must be in a form acceptable to the Trustee.

          4.2 The Trust Fund shall be revalued by the Trustee as of the last business day of each calendar quarter at current market values, as determined by the Trustee.

          4.3 In addition to contributions made to the Trust pursuant to the preceding paragraphs of this Section 4, the Company may deliver to the Trustee such other amounts in cash as may be considered appropriate to provide for the payment of expenses of the Trust.


SECTION 5. PURCHASE OF BENEFITS BY THE TRUSTEE.

          5.1 The assets held by the Trust shall be used by the Trustee to purchase or otherwise pay for Benefits for or on behalf of each Participant and Dependents.

          5.2 The Trustee shall not use any assets from the Trust Fund to purchase or otherwise pay for any Benefits on behalf of Participants, or make any payments to Participants from the Trust Fund except as provided in Sections
5.1 and 5.3. The Trustee shall, to the maximum extent permitted by applicable law, be fully protected in acting upon the terms of Corporate Resolutions and Agreements and shall have no duty to determine the rights of any person in the Trust Fund or under the Agreements or under the Corporate Resolutions or to inquire into the right of power of the Company to grant any payment to a Participant. The Trustee shall, to the maximum extent permitted by applicable law, be fully protected in making payments pursuant to Sections 5.1 and 5.3.

          5.3 Notwithstanding any other provision of this Trust Agreement, if any amounts held in the Trust are found in a "determination" (within the meaning of section 1313(a) of the Internal Revenue Code of 1986, as amended) to have been includible in gross income of a Participant prior to payment of such amounts from the Trust or the use of such amounts to purchase Benefits, the Trustee shall, as soon as practicable after receiving notice in writing from the Participant, pay such amounts to such Participant. For purposes of this Section 5.3, the Trustee shall be entitled to rely on an affidavit by a Participant to the effect that a determination described in the preceding sentence has occurred.

          5.4 Notwithstanding the provisions of this Trust, the Company shall remain obligated to pay the Benefits under the Agreements. Nothing in this Trust Agreement shall relieve the Company of its liabilities to pay the Benefits except to the extent such liabilities are met by the application of Trust Fund assets.

          5.5 After all the Benefits payable to or on behalf of all Participants have been paid in full, the remaining Trust Fund, if any, shall, upon written certification by the Trustee that all liabilities of the Trust have been discharged, be transferred to the Company on the condition that such remaining Trust Fund be used to satisfy tax liabilities in connection with the establishment of this Trust.

          5.6 The Company agrees that all income, deductions and credits of the Trust are attributable to the Company as owner for income tax purposes and will be included on the Company's income tax returns.


SECTION 6. TAXES, EXPENSES AND COMPENSATION.

          6.1 The Company shall from time to time pay taxes of any and all kinds whatsoever which at any time are levied or assessed upon or become payable in respect of the Trust Fund, the income or and property forming a part thereof or any security transaction pertaining thereto. To the extent that any taxes levied or assessed upon the Trust Fund are not paid by the Company, the Trustee shall pay such taxes out of the Trust Fund. The Trustee shall, at the Company's expense, contest the validity of such taxes but only if it has received an indemnity bond or other security satisfactory to it to pay any expenses of such contest; provided, however, the Trustee shall have no obligation to contest if it receives an opinion of counsel retained by the Trustee to the effect that there is no basis in law or fact for such contest. Alternatively, the Company may itself out of Company funds contest the validity of any such taxes.

          6.2 Any other reasonable expenses incurred by the Trustee in the performance of its duties under this Trust Agreement, including brokerage commissions, or counsel fees incurred by the Trustee, shall be charged against and paid from the Trust Fund to the extent that the Company does not promptly pay such expenses on request.

          6.3 The Company will pay the Trustee such reasonable compensation for its services computed in the manner and at the rates specified in Exhibit C as may be agreed upon from time to time by the Participants, the Company and the Trustees. Such compensation shall be charged against and paid from the Trust Fund to the extent the Company does not promptly pay such compensation on request. The compensation and expenses of the Trustee shall constitute a lien on the Trust Fund.


SECTION 7. ADMINISTRATION AND RECORDS.

          7.1 The Trustee shall keep or cause to be kept accurate and detailed accounts of any investments, receipts, disbursements and other transactions hereunder, and all accounts, books and records relating thereto shall be open to inspection and audit at all reasonable times by any person designated by the Company or by any Participant. All such accounts, books and records shall be preserved (in original form, or on microfilm, magnetic tape or any other similar process) for such period as the Trustee may determine, but the Trustee may only destroy such accounts, books and records after first notifying the Company and Participants in writing of its intention to do so and transferring to the Participants or the Company any of such accounts, books and records requested.

          7.2 Within 60 days after the close of each calendar year, and within 60 days after the removal or resignation of the Trustee or the termination of the Trust, the Trustee shall file with the Company a written account setting forth all investments, receipts, disbursements and other transactions effected by it during the preceding calendar hear or during the period from the close of the preceding calendar year to the date of such removal, resignation or termination, including a description of all investments and securities purchased and sold, with the cost or net proceeds of such proceeds or sales, and showing all cash, securities and other property held at the end of such calendar year or other period. Each account so filed shall be open to inspection at the office of the Trustee during normal business hours by any Participant (and any person designated by a Participant) at a time mutually acceptable to the Trustee and the Participant (or such designee) for a period of 60 days immediately following the date on which the account is filed with the Company. Upon the expiration of 90 days from the date of filing such annual or other account, the Trustee shall, to the maximum extent permitted by applicable law, be forever released and discharged from all liability and accountability with respect to the propriety of its acts and transactions shown in such account except with respect to any such acts or transactions as to which the Company or any Participant shall within such 90 day period rile with the Trustee written objections.

          7.3 The Trustee shall at reasonable intervals permit an independent public accountant selected by the Company to have access during ordinary business hours to such records as may be necessary to audit the Trustee's accounts.

          7.4 Nothing contained in this Trust Agreement shall be construed as depriving the Trustee or the Company of the right to have a judicial settlement of the Trustee's accounts, and upon any proceeding for a judicial settlement of the Trustee's accounts or for instructions the only necessary party thereto in addition to the Trustee shall be the Company.

          7.5 In the event of the removal or resignation of the Trustee, the Trustee shall deliver to the successor Trustee all existing records which shall be required by the successor Trustee to enable it to carry out the provisions of this Trust Agreement.

          7.6 In addition to any returns required of the Trustee by law, the Trustee shall prepare and file such tax reports and ether returns as the Company and the Trustee may from time to time agree.


SECTION 8. REMOVAL OR RESIGNATION OF THE TRUSTEE AND DESIGNATION OF SUCCESSOR TRUSTEE.

          8.1 The Trustee may not be removed except by order of a court of competent jurisdiction for good cause shown. In the event that neither Mr. Edward Weitzen and Mr. Eugene Jonas are the Trustee, the Trustee may be removed only by the majority of the surviving Participants.

          8.2 The Trustee may resign at any time upon at least 60 days notice in writing to the Company.

          8.3 Within 60 days after any such notice of removal or resignation of the Trustee, the Trustee shall designate a successor Trustee, which must be a bank or trust company with equity capital in excess of $1,000,000. Each such successor Trustee, during such period as it shall act as such, shall have the powers and duties herein conferred upon the Trustee, and the word "Trustee" wherever used herein, except where the context otherwise requires, shall be deemed to include any successor Trustee. Upon designation of a successor Trustee and delivery to the resigned or removed Trustee of written acceptance by the successor Trustee of such designation, such resigned or removed Trustee shall promptly assign, transfer, deliver and pay over to such Trustee, in conformity with the requirements of applicable law, the funds and properties in its control or possession then constituting the Trust Fund. If any successor Trustee shall decline to serve as successor Trustee or, having commenced to serve, shall resign, be removed or be unable to serve as successor Trustee for any reason, the successor Trustee shall appoint a new successor Trustee. If the successor Trustee shall fail to appoint a new successor Trustee within 120 days after the vacancy giving rise to the power of appointment has occurred, the successor Trustee shall notify the Participants of such failure to appoint a new successor Trustee and the Participants shall, by at least a majority vote of all Participants, elect a successor Trustee. If the Participants shall fail to appoint a Successor Trustee within 90 days following the expiration of the 120 day period referred to in the previous sentence, the Trust shall be terminated and an amount necessary (i) to pay for all medical services performed for Participants (and Dependents) prior to the termination of the Trust shall be paid to such service providers and (ii) to reimburse each Participant for medical expenses incurred prior to the termination of the Trust by such Participant (and Dependents) shall be paid to each such Participant, by the last Trustee or successor Trustee in being ("Acting Trustee"); provided that such payments and reimbursements qualify as Benefits. Any trust property remaining after all such payments have been made shall be returned to the Company.


SECTION 9.  ENFORCEMENT OF TRUST AGREEMENT AND LEGAL PROCEEDINGS.

          9.1 Any Participant shall have the right to enforce any provision of this Trust Agreement that affects the right, title and interest of such Participant (or other person) in the Trust. Except as provided in Section 7.4, in any action or proceeding affecting the Trust the only necessary parties shall be the Company, the Trustee and the Participants (and/or their representatives), and, except as otherwise required by applicable law, no other person shall be entitled to any notice or service of process. Any judgment entered in such an action or proceeding shall to the maximum extent permitted by applicable law be binding and conclusive on all persons having or claiming to have any interest in the Trust.

          9.2 Except for the right to enforce the Trust Agreement as provided in
Section 9.1, a Participant shall have no right to any property comprising the Trust Fund.


SECTION 10. CHANGE OF CONTROL.

          10.1 A "Change of Control" shall be deemed to have occurred at the time that both the following events set forth in subsections (1) and (2) of this
Section 10.1 have occurred:

               (1) either (a) a change is proposed by the stockholders of the Company as to the number of members, or incumbent membership, of the Company's Board of Directors such that the incumbent members of said Board of Directors immediately prior to such change would no longer constitute at least two-thirds of the Board of Directors after such change and such proposal is enacted; (b) the Board of Directors as constituted immediately prior to any action by the Company's stockholders with respect to a proposal described in Section 10.1(l)(a) determines that such proposal, if enacted, would constitute a change in control of the Company and such proposal is enacted; (c) a determination is made by the Board of Directors of the Company that there has been a change in the control of the Company that there has been a change in control of the Company because a person (as such term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended (the Exchange Act)), together with its affiliates (as such term is defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act), has become, at any date hereafter, the beneficial owner (as such term is defined in Rule 13d-3 of the General Rules and Regulations under the Exchange Act), directly or indirectly, of 5% or more of the voting power of the Company's then outstanding securities; (d) any person (other than any employee stock ownership trust or similar entity created by the Company for the benefit of its employees), together with its affiliates, has become, at any date hereafter, the beneficial owner, directly or indirectly, of 20% or more of the voting power of the Company's then outstanding securities entitled generally to vote for the election of the Company's Directors; or (e) the approval by the stockholders of the Company of the merger or consolidation of the Company with any other corporation, unless the incumbent members of the Board of Directors of the Company as constituted immediately prior to such merger or consolidation shall constitute at least two-thirds of the Directors of the surviving corporation of such merger or consolidation and any parent (as such term is defined in Rule 12b-2 of the General Rule and Regulations under the Exchange Act) of such corporation; and

               (2) either (a) the Trustee receives written certification from the Chief Executive Officer or in the event of his inability to act the Executive Vice President of the Company that one of the event set forth in subparagraph (1) of this Section has occurred or (b) 30 days have passed since the occurrence of an event described in subparagraph (1) of this Section.

Any determination that an event described in subparagraph (l) of this Section has occurred shall, if made in good faith on basis of information available at that time, be conclusive and binding on the Trustee, the Company and the Participants for all purpose" of this Agreement.

          10.2 Notwithstanding the foregoing definition, in the event that the Trustee has not received written certification from the Chief Executive Officer of the Company or the Executive Vice President of the Company (as the case may be) that one of the events set forth in Section 10.1(1) has occurred, no Change of Control shall be deemed to have occurred for purposes of this Trust Agreement unless and until the Trustee has actual knowledge from a reliable source, not including a Participant, of such Change of Control. For this purpose, a report filed with the Securities and Exchange Commission, a public statement issued by the Company or an article in a periodical of general circulation, including, but not limited to, THE NEW YORK TIMES or THE WALL STREET JOURNAL, shall be deemed to be a reliable source, and the Trustee shall be deemed to have actual knowledge of any Change of Control included in such report, public statement or periodical. The Trustee shall not be deemed to have received actual knowledge of any Change of Control as defined in Section 10.1(1)(b) until it has received a report signed by a majority of the Board of Directors referred to in such
Section indicating that they have not approved of the change in the composition of the Board of Directors referred to in such Section.


SECTION 11.  TERMINATION.

          11.1 Except as provided in section 8, the Trust shall terminate after the Trustee shall have made all payments required by Section 5, and any Trust property remaining after all such payments have been made shall be returned to the Company.


SECTION 12.  AMENDMENT.

          12.1 Subject to the provisions of Section 1.2, prior to the occurrence of a Change of Control, the Company may from time to time amend in whole or in part, any or all of the provisions of this Trust Agreement with the written consent of the Trustee, but without the consent of any Participant.

          12.2 Subject to the provisions of Section 1.2, at any time upon or after a Change of Control, the Trust Agreement may not be amended by the Company or its successor except as may be required by applicable law.

          12.3 The Company and the Trustee shall execute such supplements to, or amendments of, this Trust Agreement as shall be necessary to give effect to any such amendment.


SECTION 13.  NONALIENATION

          13.1 Except insofar as applicable law may otherwise require, (i) no amount payable to or in respect of any Participant at any time under the Trust shall be subject in any manner to alienation by or through anticipation, sale, transfer, assignment, bankruptcy of the Participant, pledge, attachment, charge or encumbrance of any kind and any attempt to so alienate, sell, transfer, assign, pledge, attach, charge or otherwise encumber any such amount, whether presently or thereafter payable, shall be void; and (ii) the Trust Fund shall in no manner be liable for or subject to the debts, contracts, engagements, torts or liabilities of any Participant, and such benefits shall not be considered an asset of the Participant in the event of such Participant's insolvency or bankruptcy.


SECTION 14.  COMMUNICATIONS

          14.1 Communications to the Company shall be addressed to:

                   International Banknote Company, Inc.
                   230 Park Avenue
                   Now York, New York 10169;

provided, however, that upon the Company's written request, such communications shall be sent to such other address as the Company may specify.

          14.2 Communications to the Trustees shall be addressed to:

                   Mr. Eugene Jonas, Trustee
                   Mr. Edward Weitzen, Trustee
                   c/o International Banknote Company, Inc.
                   230 Park Avenue
                   New York, Now York 10169

provided, however, that upon a Trustee's written request, such communications shall be sent to such other address as such Trustee may specify.

          14.3 No communication shall be binding on the Trustee until it is received by the Trustee, and no communication shall be binding on the Company until it is received by the Company.

          14.4 Any action of the Company pursuant to this Trust Agreement shall be in writing signed on behalf of the Company by any duly authorized Officer or Director of the Company. The Trustee may rely on, and will be fully protected with respect to any such action taken or omitted in reliance on, any such writing delivered to the Trustee by the Company.

          14.5 The Board of Directors of the Company shall from time to time certify to the Trustee the person or persons authorized to act for the Company and provide the Trustee with such information regarding the Company as the Trustee may reasonably request. The Trustee may continue to rely on any such certification until notified to the contrary.

          14.6 The Trustee shall be fully protected in acting upon any instrument, certificate or paper believed by it to be genuine and to be signed or presented by the proper person or persons, and the Trustee shall be under no duty to make any investigation or inquiry as to any statement contained in any such writing but may accept the same as conclusive evidence of the truth and accuracy of the statements therein contained.


SECTION 15.  CLAIMS OF COMPANY'S CREDITORS.

          15.1 As used in this section 15, the Company shall be deemed to be "Insolvent" if (i) the Company is unable to pay its debts generally as they come due, or (ii) the Company is subject to a pending proceeding as a debtor or debtor-in-possession in a proceeding under the federal Corporation Bankruptcy Code (11 U.S.C. ss. 1 ET SEQ.) (or any successor federal statute) in which an order for relief has been entered.

          15.2 The Board of Directors and chief executive officer of the Company shall notify the Trustee that the Company is Insolvent within 3 days after the occurrence of such an event. Upon the receipt of such a notice, the Trustee shall discontinue the payment of Benefits under this Trust Agreement and the purchase of Benefits with the assets of the Trust Fund and shall hold the Trust Fund for the benefit of the general creditors of the Company. Moreover, if at any time a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become Insolvent, the Trustee shall discontinue payment and purchase of such Benefits under this Trust Agreement which the Company is obligated to pay or purchase and shall determine within 30 days whether the Company is Insolvent. The Trustee shall resume the payment or purchase of such Benefits under this Trust Agreement only after it has been determined that the Company is not Insolvent, or pursuant to an order of a court of competent jurisdiction. If at any time (i) the Trustee is served with any order, process or paper from which it appears that an allegation to the effect that the Company is insolvent has been made in a judicial proceeding or (ii) the Trustee has actual knowledge of a current report or statement from a nationally recognized credit reporting agency or from a reliable source within the meaning of Section 15 of this Trust Agreement) to the effect that the Company is Insolvent, the Trustee shall discontinue payment or purchase of Benefits under this Trust Agreement which the Company is obligated to pay or purchase, shall hold the Trust Fund for the benefit of the general creditors of the Company and shall resume payment or purchase of such Benefits under this Trust Agreement in accordance with Section 5 hereof only upon receipt of an order of a court of competent jurisdiction permitting or requiring such payment or purchase or upon the Trustee's actual knowledge of a current report or statement from a nationally recognized credit reporting agency or other reliable source (within the meaning of Section 15 of this Trust Agreement) to the effect that the Company is not Insolvent; provided however, that in the event payment or purchase of such Benefits was discontinued by reason of a court order or injunction, the Trustee shall resume payment or purchase of such Benefits only upon receipt of an order of a court of competent jurisdiction permitting or requiring such payment or purchase. The Trustee shall not be liable to anyone for nonpayment of, or failure to purchase, Benefits in the event Benefits are discontinued pursuant to this Section 15.

          If the Trustee discontinues payment of Benefits pursuant to this
Section 15.2 and subsequently resumes such payment, the first payment of Benefits following such discontinuance shall include an aggregate amount equal to the difference between the payments which would have been made under this Trust Agreement but for this Section 15. 2 and the aggregate payments hereunder actually made by the Company during any such period of discontinuance, plus interest on such aggregate amount at a rate equivalent to the net rate of return earned by the Trust Fund during the period of such discontinuance, which interest shall be payable to the Participant. If the Trustee discontinues purchase of Benefits pursuant to this Section 15.2 and subsequently resumes such purchase, benefit coverage shall, to the extent possible, be retroactive to the date Benefits would have been provided but for this Section 15.2.


SECTION 16.  MISCELLANEOUS PROVISIONS.

          16.1 This Trust Agreement shall be binding upon the Company and the Trustee and their respective successors and assigns. Participants shall have the right to enforce this Trust Agreement to the extent permitted by law.

          16.2 The Company shall pay and shall protect, indemnify and save harmless the Trustee and, if applicable, its officers, employees and agents (to the extent not indemnified or saved harmless under any liability insurance or other indemnification arrangement with respect to the Trust) from and against any and all losses, liabilities (including liabilities for penalties), actions, suits, judgments, demands, damages, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) of any nature arising from or relating to any action by or any failure to act by the Trustee, its officers, employees and agents or from transactions contemplated by this Trust Agreement, including, but not limited to, any claim made by a Participant or his or her beneficiary with respect to payments made or to be made by the Trustee, any claim made by the Company or its successor, whether pursuant to a sale of assets, merger, consolidation, liquidation or otherwise, that this Trust Agreement is invalid or ULTRA VIRES, except to the extent that any such loss, liability, action, suit, judgment, demand, damage, cost or expense has been determined by final judgment of a court of competent jurisdiction to be the result of the gross negligence or willful misconduct of the Trustee, its officers, employees or agents. To the extent that the Company has not fulfilled its obligations under the foregoing provisions of this Section 16.2, the Trustee shall be reimbursed out of the assets of the Trust Fund or may set up reasonable reserves for the payment of such obligations.

          16.3 A third party dealing with the Trustee shall not be required to make inquiry as to the authority of the Trustee to take any action nor be under any obligation to follow the proper application by the Trustee of the proceeds of sale of any property sold by the Trustee or to inquire into the validity or propriety of any act of the Trustee.

          16.4 The Trustee assumes no obligation or responsibility with respect to any action required by this Trust Agreement on the part of the Company. The Trustee shall be under no duties except such duties as are specifically set forth as such in this Trust Agreement or under applicable law, and no implied covenant or obligation shall be read into this Trust Agreement against the Trustee.

          16.5 Any corporation into which the Trustee may be merged or with which it may be consolidated, or any corporation resulting from any merger, reorganization or consolidation to which the Trustee may be a party, or any corporation to which all or substantially all the trust business of the Trustee may be transferred shall be the successor of the Trustee hereunder without the execution or filing of any instrument or the performance of any act.

          16.6 Titles to the Sections of this Trust Agreement are included for convenience only and shall not control or affect the meaning or interpretation of any provision of this Trust Agreement.

          16.7 This Trust Agreement and the Trust established hereunder shall be governed by and construed, enforced, and administered in accordance with the laws of the State of New York and the Trustee shall be liable to account only in the courts of that state.

          16.8 This Trust Agreement may be executed in any number of counterparts, each of which shall be deemed to be the original although the others shall not be produced.

          IN WITNESS WHEREOF, this Trust Agreement has been duly executed by the parties hereto as of the day and year first above written.

                                 INTERNATIONAL BANKNOTE COMPANY, INC.

                                 By
                                   ------------------------------------------


Attest

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                                   -----------------------------------------
                                         Eugene Jonas, as TRUSTEE

Attest

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